Exhibit No. (23)
INDEPENDENT AUDITORS' CONSENT


KIMBERLY-CLARK CORPORATION:

We consent to the incorporation by reference in Kimberly-Clark Corporation's Registration Statements on Form S-8 (Nos. 33-5299, 33-49050, 33-58402, 33-64063, 33-64689, 33-64931, 333-02607, 333-06996, 333-17367, 333-38385,
333-43647, 333-71661, 333-94139, and 333-85099)  and  on  Form  S-3
(Nos. 33-52343, 333-45399 and 333-68903) of our reports dated January 24,
2000 appearing in and incorporated by reference in this Annual Report on Form 1O-K of Kimberly-Clark Corporation.



/s/ Deloitte & Touche LLP
--------------------------------
DELOITTE & TOUCHE LLP

Dallas, Texas
March 22, 2000

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